UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On December 12, 2012, American International Group, Inc. (“AIG”) issued a press release announcing the successful completion of its solicitation of consents from the holders of its 8.125% Debentures Due 2023, 7.05% Notes Due 2025, 7.00% Notes Due 2026 and 5.60% Debentures Due 2097 to amend the Senior Indenture, dated as of April 15, 1993, as supplemented by the Supplemental Indenture, dated as of June 28, 1993, the Supplemental Indenture, dated as of October 28, 1996, and the Third Supplemental Indenture, dated as of January 1, 1999 (as so supplemented, the “Indenture”), in each case between AIG (as successor to SunAmerica Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago) (the “Trustee”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the successful completion of the consent solicitation, on December 12, 2012, AIG and the Trustee entered into the Fourth Supplemental Indenture to the Indenture. A copy of the Fourth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Fourth Supplemental Indenture, dated as of December 12, 2012, between AIG and The Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1	Press release of American International Group, Inc. dated December 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: December 12, 2012	By:	/s/ James J. Killerlane III
		Name:	James J. Killerlane III
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of December 12, 2012, between AIG and The Bank of New York Mellon Trust Company, N.A., as Trustee.

99.1	Press release of American International Group, Inc. dated December 12, 2012.